UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): November 30, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tender Offer

On November 30, 2016, Alta Mesa announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $450 million aggregate principal amount of 9 5/8% senior notes due 2018 (the “9.625% senior notes”). A copy of the press release, dated November 30, 2016, announcing the commencement of the Tender Offer is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

New Note Offering

Also, on November 30, 2016, the Company issued a press release announcing its intent, subject to market and other conditions, to commence a private placement of $450 million in aggregate principal amount of senior unsecured notes due 2024 (the ‘‘Notes”). The Company is filing a copy of the news release as Exhibit 99.2 hereto, which is incorporated by reference into this Item 8.01.

The information contained in this Item 8.01 is neither an offer to sell nor the solicitation of an offer to buy the 9.625% senior notes, the Notes or any other securities and shall not constitute an offer to buy or a sale of the 9.625% senior notes, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title of Document

99.1	Press Release dated November 30, 2016 announcing the commencement of the Tender Offer.

99.2	Press Release dated November 30, 2016 announcing the offering of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

November 30, 2016	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title of Document

99.1	Press Release dated November 30, 2016 announcing the commencement of the Tender Offer.

99.2	Press Release dated November 30, 2016 announcing the offering of the Notes.